EXHIBIT 10(e)

Contract No: 34050

Amendment No: 05

AMENDMENT

Date Mar 09, 2000

"Transporter": ANR PIPELINE COMPANY

"Shipper": THE PEOPLES GAS LIGHT & COKE COMPANY

Effective Apr 01, 2000, Shipper and Transporter have agreed to amend FSS Contract No. 34050 dated Sep 21, 1994 ("Agreement") as follows:

    Extend the term of this Agreement to March 31, 2003. An updated Contract Quantity Exhibit reflecting this change is attached.
    Revise Shipper's contract quantities (MSQ, BMDIQ, and BMDWQ) to incorporate Transporter's Use % (fuel matrix) revisions pursuant to Transporter's Annual Redetermination Filing effective April 1, 2000. An updated Contract Quantity Exhibit reflecting these changes is attached.
    Restate Article 8 - Further Agreement as follows:

8.A For the period April 1, 2000 through March 31, 2003, the rates for storage service up to the MSQ and MDWQ under this Agreement shall be a Deliverability Rate of $2.45 and a Capacity Rate of $0.4000. In addition, Shipper will be charged the Minimum Commodity Rate for injection and withdrawals and Transporter's Use ("Fuel") in accordance with Transporter's FERC Gas Tariff which is subject to change from time to time.

8.B If, for any reason. Transporter is prohibited from charging and/or collecting the revenues generated under this Agreement on the basis of the reservation and commodity rates set forth in Paragraph 8(A) above, then Transporter shall have the right to adjust (prospectively only) such reservation and/or commodity rates so as to enable Transporter to charge and collect the same level of revenues Transporter would have received as previously agreed between Transporter and Shipper.

8.C From time to time, dependent upon Transporter's Use percents, the MSQ under this Agreement and MDQ's under ETS Agreement No. 3050 will be adjusted to allow Shipper to deliver and store sufficient fuel quantities to effectuate a 50-day storage withdrawal quantity of 75,000 dth at the specified Delivery Points at no additional charge.

All other terms and conditions of the Agreement shall remain in full force and effect.
THE PEOPLES GAS LIGHT & COKE COMPANY
"Shipper"
By: /s/ William E. Morrow
Title: Executive Vice President
Date: July 13, 2000

ANR PIPELINE COMPANY
"Transporter"
By: /s/ John T. Donaldson, Jr.
Title: Vice President
Date: August 04, 2000

	Contract No:	34050
CONTRACT QUANTITY EXHIBIT	Rate Schedule:	FSS
To Agreement Between	Contract Date:	Sep 21, 1994
ANR PIPELINE COMPANY (Transporter)	Amendment Date:	Mar 09, 2000
AND THE PEOPLES GAS LIGHT AND COKE COMPANY (Shipper)

Effective Start:	Apr 01, 2000
Effective End:	Mar 31, 2003

Annual Service

Ratcheted Service

MDQ
(Dth)
Maximum Storage Quantity (MSQ)	3794400
Base Maximum Daily Withdrawal Quantity (BMDWQ)	75888
Base Maximum Daily Injection Quantity (BMDIQ)	21682
Cyclability	5388048

Ratchet				Ratchet	Ratchet
Thresholds
From		To		Levels	MDWQ/MDIQ

758881	-	3794400	W1	MDWQ_1	75888
569161	-	758880	W2	MDWQ_2	68299
379441	-	569160	W3	MDWQ_3	60710
189721	-	379440	W4	MDWQ_4	53122
0	-	189720	W5	MDWQ_5	45533
0	-	3414960	I1	MDIQ_1	21682
3414961	-	3794400	I2	MDIQ_2	17346

W=Withdrawal; I=Injection